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                                                                      Exhibit 21

                      Subsidiaries of Cleveland-Cliffs Inc
                             as of February 6, 2004

                                                                                Jurisdiction of Incorporation
Name of Subsidiary                                                                     or Organization
------------------                                                                 -----------------------
CALipso Sales Company(3)                                                                  Delaware
Cleveland-Cliffs Ore Corporation(1),(2)                                                   Ohio
Cliffs and Associates Limited(3)                                                          Trinidad
Cliffs Biwabik Ore Corporation(2)                                                         Minnesota
Cliffs Empire, Inc.(1),(4),(12)                                                           Michigan
Cliffs Erie L.L.C.(9)                                                                     Delaware
Cliffs IH Empire, Inc.(1),(12)                                                            Michigan
Cliffs International Management Company LLC                                               Delaware
Cliffs Marquette, Inc.(1),(2)                                                             Michigan
Cliffs MC Empire, Inc.(1),(4)                                                             Michigan
Cliffs Mining Company                                                                     Delaware
Cliffs Mining Services Company                                                            Delaware
Cliffs Minnesota Mining Company                                                           Delaware
Cliffs Natural Stone, LLC(13)                                                             Minnesota
Cliffs Oil Shale Corp.(2)                                                                 Colorado
Cliffs Reduced Iron Corporation                                                           Delaware
Cliffs Reduced Iron Management Company(5)                                                 Delaware
Cliffs Synfuel Corp.(2)                                                                   Utah
Cliffs TIOP, Inc.(1),(6)                                                                  Michigan
Cliffs Venezuela Technical Services Company LLC(15)                                       Delaware
Empire-Cliffs Partnership(4)                                                              Michigan
Empire Iron Mining Partnership(7)                                                         Michigan
Hibbing Taconite Company, a joint venture(8)                                              Minnesota
IronUnits LLC                                                                             Delaware
Lake Superior & Ishpeming Railroad Company                                                Michigan
Lasco Development Corporation                                                             Michigan
Marquette Iron Mining Partnership(2)                                                      Michigan
Marquette Range Coal Service Company(6),(7)                                               Michigan
Minerais Midway Ltee-Midway Ore Company Ltd.(9)                                           Quebec, Canada
Northshore Mining Company                                                                 Delaware
Northshore Sales Company                                                                  Ohio
Pickands Hibbing Corporation(8)                                                           Minnesota
Republic Wetlands Preserve LLC(2)                                                         Michigan
Seignelay Resources, Inc.(9)                                                              Delaware
Silver Bay Power Company(10)                                                              Delaware
Syracuse Mining Company(9)                                                                Minnesota
The Cleveland-Cliffs Iron Company                                                         Ohio
The Cleveland-Cliffs Steamship Company(1)                                                 Delaware
Tilden Mining Company L.C.(6)                                                             Michigan
United Taconite LLC(14)                                                                   Delaware
Wabush Iron Co. Limited(9),(11)                                                           Ohio
Wheeling-Pittsburgh/Cliffs Partnership(12)                                                Michigan


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(1)  The named subsidiary is a wholly-owned subsidiary of The Cleveland-Cliffs
     Iron Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(2) Marquette Iron Mining Partnership ("Marquette Partnership") is a Michigan partnership. Cleveland-Cliffs Ore Corporation and Cliffs Marquette, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in the Marquette Partnership. Cleveland-Cliffs Ore Corporation also owns 100% of Cliffs Biwabik Ore Corporation. The Marquette Partnership owns 100% of Cliffs Oil Shale Corp., Cliffs Synfuel Corp. and Republic Wetlands Preserve LLC.

(3) Cliffs and Associates Limited is a Trinidad corporation. Cliffs Reduced Iron Corporation has an 82.39% interest in Cliffs and Associates Limited. CALipso Sales Company is a wholly-owned subsidiary of Cliffs and Associates Limited.

(4) Empire-Cliffs Partnership is a Michigan partnership. Cliffs MC Empire, Inc. and Cliffs Empire, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in Empire-Cliffs Partnership.

(5) The named subsidiary is a wholly-owned subsidiary of Cliffs Reduced Iron Corporation, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(6) Tilden Mining Company L.C. is a Michigan limited liability company. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has an 85% interest in Tilden Mining Company L.C. Tilden Mining Company L.C. has a 51.43% interest in Marquette Range Coal Service Company.

(7) Empire Iron Mining Partnership is a Michigan partnership. The Cleveland-Cliffs Iron Company has a 79% indirect interest in the Empire Iron Mining Partnership. Empire Iron Mining Partnership has a 48.57% interest in Marquette Range Coal Service Company.

(8) Cliffs Mining Company has a 10% and Pickands Hibbing Corporation, a wholly-owned subsidiary of Cliffs Mining Company, has a 13% interest in Hibbing Taconite Company, a joint venture.

(9) The named subsidiary is a wholly-owned subsidiary of Cliffs Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(10) The named subsidiary is a wholly-owned subsidiary of Northshore Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(11) Wabush Iron Co. Limited is an Ohio corporation. Wabush Iron Co. Limited owns a 26.83% interest in Wabush Mines.

(12) Wheeling-Pittsburgh/Cliffs Partnership ("W-P/Cliffs Partnership") is a Michigan partnership. Cliffs Empire, Inc. and Cliffs IH Empire, Inc., wholly-owned subsidiaries of



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     The Cleveland-Cliffs Iron Company, have a combined 100% interest in
     W-P/Cliffs Partnership.

(13) Cliffs Natural Stone, LLC is a Minnesota limited liability company. Cliffs Erie L.L.C., a wholly-owned subsidiary of Cliffs Mining Company, has a 56% interest in Cliffs Natural Stone, LLC.

(14) United Taconite LLC is a Delaware limited liability company. Cliffs Minnesota Mining Company, a wholly-owned subsidiary of Cleveland-Cliffs Inc, has a 70% interest in United Taconite LLC.

(15) Cliffs Venezuela Technical Services Company LLC is a Delaware limited liability company. Cliffs International Management Company LLC, a wholly-owned subsidiary of Cleveland-Cliffs Inc, has a 100% interest in Cliffs Venezuela Technical Services Company LLC.



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